UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Exchangeable Senior Notes Offering

On March 13, 2015, Horizon Pharma Investment Limited (the “Issuer”), a wholly-owned subsidiary of Horizon Pharma plc (the “Company”), completed its previously-announced private placement of $400 million aggregate principal amount of its 2.50% Exchangeable Senior Notes due 2022 (the “Notes”) to several investment banks acting as initial purchasers (collectively, the “Initial Purchasers”) who subsequently resold the Notes to qualified institutional buyers as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes to the Initial Purchasers was conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and the initial resale of the Notes to qualified institutional buyers was conducted in reliance on the exemption from registration provided by Rule 144A under the Securities Act. The Notes sold in the offering include $50 million aggregate principal amount of Notes sold to the Initial Purchasers pursuant to their option to purchase additional Notes (the “Option”), which was exercised in full on March 6, 2015.

The Company estimates that the net proceeds from the offering of the Notes (including the Notes sold pursuant to the exercise of the Option) will be approximately $386.5 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Issuer. The Company currently expects to use the net proceeds from the offering for general corporate purposes and to fund future acquisitions or investments in businesses, products and product candidates, although the Company has no present commitments or agreements to do so.

The Notes, the Guarantee and the Indenture

The Notes were issued pursuant to an Indenture, dated as of March 13, 2015 (the “Indenture”), among the Issuer, the Company and U.S. Bank National Association, as trustee. The Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company (the “Guarantee”). The Notes and the Guarantee are the Issuer’s and the Company’s senior unsecured obligations.

The Notes are general unsecured senior obligations of the Issuer and accrue interest at an annual rate of 2.50% payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015. The Notes will mature on March 15, 2022, unless earlier exchanged, repurchased or redeemed.

The initial exchange rate is 34.8979 ordinary shares of the Company (“ordinary shares”) per $1,000 principal amount of the Notes (equivalent to an initial exchange price of approximately $28.66 per ordinary share). The exchange rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or upon a tax redemption, the Issuer will increase the exchange rate for a holder who elects to exchange its Notes in connection with such a corporate event or a tax redemption in certain circumstances.

Holders may exchange all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding December 15, 2021 only upon satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2015 (and only during such calendar quarter), if the last reported per share sale price of the ordinary shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported per share sale price of the ordinary shares and the applicable exchange rate on such trading day; (3) if the Issuer provides a notice of redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the related redemption date; or (4) upon the occurrence of specified corporate events. On or after December 15, 2021, a holder may exchange all or any portion of its Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, regardless of the foregoing conditions. Under such circumstances, the Notes are exchangeable for, and the Issuer will settle exchanges of the Notes by paying or causing to be delivered, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares, at its election.

The Issuer may redeem the Notes at its option, prior to March 15, 2022, in whole but not in part, subject to compliance with certain conditions, if the Issuer or the Company has, or on the next interest payment date would, become obligated to pay to the holder of any Note additional amounts as a result of certain tax-related events (a “tax redemption”) at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, including additional amounts, if any, to, but excluding, the redemption date. The Issuer also may redeem the Notes at its option on or after March 20, 2019, in whole or in part, if the last reported per share sale price of the ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Issuer to repurchase all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	the Issuer fails to pay or cause to be paid any installment of interest, if any, on any of the Notes, which failure continues for 30 days after the due date;

(2)

the Issuer fails to pay or cause to be paid the principal of any Note when the same becomes due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	the Issuer or the Company, as applicable, fails to pay or deliver when due the consideration deliverable upon exchange of the Notes and such failure continues for three business days;

(4)

the Issuer fails to comply with its notice obligations in connection with a fundamental change, specified distributions or corporate events, or a make-whole fundamental change or a tax redemption as provided in the Indenture;

(5)

the Issuer or the Company fails to comply with its respective obligations under the Indenture with respect to consolidation, merger, amalgamation, sale of assets or tax residence of the Issuer or the Company;

(6)

the Issuer fails for a period of 60 days after written notice from the trustee has been received by the Issuer or the holders of 25% or more of aggregate principal amount of the Notes then outstanding has been received by the trustee and the Issuer to perform or observe any term, covenant or agreement contained in the Notes or the Indenture;

(7)

the Issuer, the Company or any of the Company’s significant subsidiaries (as defined in the Indenture) shall be in default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of the Issuer, the Company and/or any such subsidiary, and such default:

(i)	results in such indebtedness becoming or being declared due and payable, or

(ii)

constitutes a failure to pay the principal or interest of any such indebtedness when due and payable (at its stated maturity, upon redemption, upon required repurchase, upon declaration or acceleration as a result of an event of default or otherwise), if such acceleration is not rescinded or annulled, or such default is not cured within 60 days after written notice to the Company or the Issuer by the trustee or holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(8)

a final judgment or judgments for payment of $40.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance or bond) in the aggregate is rendered against the Issuer, the Company or any of the Company’s significant subsidiaries (as defined in the Indenture) by a court of competent jurisdiction, and such judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished;

(9)	certain events of bankruptcy, insolvency, examinership or reorganization of the Issuer, the Company or any significant subsidiary (as defined in the Indenture) of the Company occur; or

(10)

the Guarantee by the Company ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Company denies or disaffirms the obligations under the Indenture or its Guarantee.

If specified bankruptcy and insolvency-related events of default described in clause (9) above and further specified in the Indenture with respect to the Issuer or the Company occur, the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes shall automatically become due and payable. If an event of default other than these bankruptcy and insolvency-related events of default with respect to the Issuer or the Company occurs and is continuing, the trustee by notice to the Issuer, or the holders of 25% or more of aggregate principal amount of the Notes then outstanding by notice to the Issuer and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Issuer elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 270 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The Issuer has agreed to use its commercially reasonable efforts to procure the listing of the Notes on the Global Exchange Market or a listing on another recognized stock exchange for the purposes of Irish tax legislation prior to September 15, 2015, which is the first interest payment date for the Notes.

On March 13, 2015, the Company issued a press release announcing the closing of the offering. A copy of this press release is attached hereto as Exhibit 99.1.

The foregoing description of the Notes, the Guarantee, the Indenture and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Indenture dated as of March 13, 2015 by and between Horizon Pharma Public Limited Company, Horizon Pharma Investment Limited and U.S. Bank National Association, as trustee.

4.2	Form of 2.50% Exchangeable Senior Note due 2022 (included in Exhibit 4.1).

99.1	Press release, dated March 13, 2015, titled “Horizon Pharma plc Closes Offering of $400 Million of 2.50% Exchangeable Senior Notes, Including Exercise in Full of Option to Purchase Additional Notes.”

Forward-Looking Statements

This report includes forward-looking statements regarding the Company’s financing plans, including statements related to the Issuer’s offering of the Notes and timing related thereto, the terms of the Notes and the intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether the Company will be able to comply with the terms of the Notes and the fact that the Company’s management will have broad discretion in the use of the proceeds from the sale of the Notes. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

4.1	Indenture dated as of March 13, 2015 by and between Horizon Pharma Public Limited Company, Horizon Pharma Investment Limited and U.S. Bank National Association, as trustee.

4.2	Form of 2.50% Exchangeable Senior Note due 2022 (included in Exhibit 4.1).

99.1	Press release, dated March 13, 2015, titled “Horizon Pharma plc Closes Offering of $400 Million of 2.50% Exchangeable Senior Notes, Including Exercise in Full of Option to Purchase Additional Notes.”